UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2008

Commission File Number: 0-07914

BASIC EARTH SCIENCE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-0592823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

633 17th Street, Suite 1645 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 296-3076
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers

On October 10, 2008, David J. Flake resigned as a director from the Company’s Board of Directors. Mr. Flake did not cite any reason for his resignation.  However, in subsequent verbal conversations, Mr. Flake stated that his resignation was not the result of any disagreement between him and the Company on any matter relating to the Company’s operations, policies or practices, but instead was for personal reasons.  Mr. Flake was not a member of any committee of the Board of Directors at the time of his resignation. A copy Mr. Flake’s resignation and of the press release pertaining to such resignation are attached hereto as Exhibits.

The Company has provided Mr. Flake with a copy of this current report prior to the filing thereof and informed him that he has the opportunity to provide the Company with correspondence stating whether he agrees or disagrees with the disclosure contained in this current report. The Company will file any such correspondence from Mr. Flake as an exhibit to this current report or as an amendment thereto.

Item 9.01 – Exhibits

    (d) The following exhibits are filed with this report:

Exhibit No.	Description
17.1	Resignation of David Flake
99.1	Press Release on Resignation of David Flake

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BASIC EARTH SCIENCE SYSTEMS, INC.

Date: October 15, 2008	By: /s/ Ray Singleton
Ray Singleton, President